                                                                    EXHIBIT 10.3

                             STOCK OPTION AGREEMENT
                         YORK INTERNATIONAL CORPORATION
                             2002 OMNIBUS STOCK PLAN

      THIS AGREEMENT is entered into as of the "Date", by and between YORK INTERNATIONAL CORPORATION, a Delaware corporation ("Company") and "Name" ("Optionee"). Except as otherwise provided in this Agreement, all capitalized terms shall have the meanings prescribed by the York International Corporation Amended and Restated 2002 Omnibus Stock Plan ("Plan").

      1. GRANT OF STOCK OPTION. The Company hereby confirms its grant on ("Grant Date") to Optionee pursuant to the Plan of a stock option ("Option") to purchase up to "Amount" shares of the Company's Common Stock, par value $0.005 per share ("Common Stock") upon the terms and subject to the terms and conditions set forth herein and in the Plan.

      2. OPTION PRICE. The option price per share of Common Stock subject to the Option shall be "Price", which price is not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.

      3. TYPE OF OPTION. The Option shall not be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

      4. EXERCISABILITY OF OPTION. Prior to termination pursuant to Section 5 below, the Option shall become exercisable with respect to one-third of the shares subject to the Option on each of the first three anniversaries of the Grant Date. In the event the Option is not divisible by three, the first two portions vesting will be rounded down to the nearest whole number and the last portion will be rounded up to the nearest whole number.

      5. TERMINATION OF OPTION. Any unexercised portions of the Option shall terminate and cease to be exercisable on the earliest of the occurrence of any of the following events: (i) the tenth anniversary of the Grant Date; (ii) the third anniversary of the Optionee's Retirement; (iii) the day immediately preceding the Optionee's termination of employment for Cause; (iv) the third anniversary of the date on which the Optionee terminates employment on account of Disability; (v) the ninetieth day after the Optionee terminates employment with the Company for any reason other than Retirement, Cause, Disability or Death; and (vi) the third anniversary of the date of the Optionee's death which occurs prior to his termination of employment. Notwithstanding the foregoing, if the Optionee dies within the period following termination of employment with the Company during which the Option was exercisable pursuant to clause (ii), (iv) or
(v) of this Section 5, such period shall be extended until the first anniversary of the Optionee's death, subject to earlier termination pursuant to clause (i) of this Section 5.

      6. PERSONS WHO MAY EXERCISE OPTION. To the extent the Option is exercisable during the Optionee's lifetime, it may be exercised only by the Optionee, unless the Optionee has suffered a Disability, in which event the Option may be exercised only by his legally appointed guardian or legal representative. To the extent the Option is exercisable after the Optionee's death, the Option may be exercised only by the Optionee's personal representative, legatee or distributee, as the case may be.

      7. MANNER OF EXERCISE AND PAYMENT OF OPTION PRICE. To the extent exercisable, the Option may be exercised, in whole or in part, by written notice of the exercise given to the Company at its principal office accompanied by payment of the exercise price of the shares to be acquired. Payment may be made in cash or, unless otherwise determined by the Company, in shares or a combination of cash and shares of Common Stock. The Fair Market Value of shares of Common Stock delivered on exercise of the Option shall be the Fair Market Value on the date of exercise. Shares of Common Stock delivered in payment of the exercise price must be already owned shares that have been held for at least six months. Any fractional share will be paid in cash. Unless otherwise determined by the Company and subject to such rules as the Company may prescribe, the Optionee also may deliver Common Stock, including shares acquired upon exercise of the Option, in satisfaction of the minimum amount the Company or any subsidiary is required to withhold for taxes in connection with the exercise of the Option subject, if the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, to such restrictions as may be imposed from time to time by the Securities and Exchange Commission to comply with Section 16(b). The withholding tax obligation that may be paid by withholding or delivery of shares of Common Stock may not exceed the Optionee's minimum federal, state and local income tax obligations in connection with the exercise of the Option or the sale of shares of Common Stock received upon exercise of the Option. The Fair Market Value of the shares of Common Stock to be withheld or delivered will be the Fair Market Value on the date as of which the amount of tax to be withheld is determined.

      8. TRANSFERABILITY. The Option shall not be transferable by the Optionee other than by will or laws of descent and distribution.

      9. RELATIONSHIP TO PLAN. The Option contained in this Agreement has been granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Optionee hereby accepts the Option subject to all of the terms and conditions of the Plan and agrees that all decisions and interpretations of the Plan and this Agreement by the Committee or the Board of Directors of the Company shall be final, binding and conclusive upon the Optionee and his heirs and distributees.

      10. NONCOMPETITION/NONSOLICITATION. In consideration of the grant of the Option, the Optionee agrees as follows:

            (a) For two years after the termination of the Optionee's employment with the Company for Cause or as a result of a voluntary resignation, Optionee will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, consultant or otherwise with, or have any financial interest in, any business which is in competition with the business conducted by the Company or its affiliates anywhere in the world where the Company or its affiliates does business. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

            (b) For two years after the termination of the Optionee's employment with the Company for Cause or as a result of a voluntary resignation, the Optionee will not, directly or indirectly, on behalf of the Optionee or any other person or entity, solicit for employment or other commercial engagement any person employed by the Company or its affiliates as of the date of the solicitation or for the preceding six months.

            (c) During the period the Optionee is employed by the Company and at any time thereafter, the Optionee shall not, directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company or its affiliates, or any products or services offered by any of these, nor shall he engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of any of them.

            (d)   (i)   The Optionee acknowledges and agrees that the
restrictions contained in this Section 10 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, and that irreparable injury will be suffered by the Company should the Optionee breach any of the provisions of this Section 10. The Optionee represents and acknowledges that (1) the Optionee has been advised by the Company to consult the Optionee's own legal counsel in respect of this Agreement, (2) the Optionee has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with the Optionee's counsel, and
(3) the provisions of this Section 10 are reasonable and these restrictions do not prevent the Optionee from earning a reasonable livelihood.

                  (ii) The Optionee further acknowledges and agrees that a breach of any of the restrictions in this Section 10 cannot be adequately compensated by monetary damages. The Optionee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as provable damages and an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 10 which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this Section 10 should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law. The time periods set forth above shall be tolled during any period of violation by the Optionee.

                  (iii) The Optionee irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Section 10, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the Court of Common Pleas of York County, Pennsylvania or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Pennsylvania, (2) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (3) waives any objection which the Optionee may have to the laying of venue of any such suit, action or proceeding in any process, pleadings, notices or other papers in a manner permitted by the notice provisions of this Section 10.

      11. GOVERNING LAW. This Agreement shall be subject to and construed in accordance with the substantive laws (and not the laws of conflicts) of the State of Delaware, with the exception of Section 10, which shall be construed in accordance with the substantive laws (and not the laws of conflicts) of the Commonwealth of Pennsylvania.

      12. EXECUTION OF AGREEMENT. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one in the same instrument.

      IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

                           YORK INTERNATIONAL CORPORATION

                           _____________________________________________
                           By: Vice President, Corporate Human Resources

                           OPTIONEE: _____________________
                                           "Name"